Exhibit 99.1

API Technologies Announces EMS Business Unit Restructuring

ORLANDO, FL– (PRNewswire) – June 6, 2012 – API Technologies Corp. (NASDAQ:ATNY) (“API”, “API Technologies”, or the “Company”), a leading provider of RF/microwave, microelectronics, and security solutions for critical and high-reliability applications, today announced restructuring plans for its Electronics Manufacturing Services (EMS) product lines. The restructuring plan is intended to realize synergies from the Company’s combined EMS businesses, contain costs, and streamline operations.

API Technologies’ Electronics Manufacturing Services (EMS) product lines provide value-added contract manufacturing services to defense and commercial customers. “The restructuring of the EMS business enables us to take advantage of business synergies and streamline our management structure and business processes. We anticipate a seamless transition that enables us to continue delivering valued services to our customers, while also driving shareholder value. We are taking these measures in order to reduce our future exposure to low margin and unprofitable revenue streams within the EMS business. We believe these actions will enhance our ability to achieve our 20% adjusted EBITDA margin target,” said Bel Lazar, President and Chief Operating Officer of API Technologies.

Elements of the restructuring plan include management re-alignment, workforce reductions, and write-downs and charges related to inventory, fixed assets, and long term leases.

In the May 31, 2012 ending quarter, API completed headcount reductions related to its EMS business. Overall 40 positions, approximately 10% of its EMS workforce and 2% of API’s global workforce, were affected. API expects to record aggregate restructuring charges ranging from $8.5 million to $10.3 million, which will be substantially recognized in the May 31, 2012 quarter end financials. All but approximately $200,000 of these charges are non-cash charges. Additional details are contained in the Company’s Form 8-K filed with the SEC on June 6, 2012.

About API Technologies Corp.

API Technologies designs, develops and manufactures electronic systems, subsystems, RF and secure solutions for technically demanding defense, aerospace and commercial applications. API Technologies’ customers include many leading Fortune 500 companies. API Technologies trades on the NASDAQ under the symbol ATNY. For further information, please visit the Company website at www.apitechnologies.com.

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements including without limitation those relating to the expected nature, scope, costs, timing and benefits of the restructuring plan. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: uncertain global economic and industry conditions; the Company’s ability to implement the restructuring as planned and achieve the anticipated benefits, which may be affected by: customer requirements, changes in business conditions and/or operational needs, delays and increased costs; the ability to accurately forecast financial results; and other risks described in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Investor Relations Contact:

Bel Lazar

President and Chief Operating Officer

+1 855-294-3800

investors@apitech.com

Chris Witty

Darrow Associates

+1-646-438-9385

cwitty@darrowir.com